Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FOURTH QUARTER AND FISCAL YEAR 2022
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS
CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.
As previously announced, the conference call will be held March 2, 2023 at 10:00 a.m. ET. These prepared remarks will not be read on the call.
Q4 Fiscal 2022 Summary (Quarter ended December 31, 2022)
•Revenue: $145.0 million
•Net income and non-GAAP net income: $8.7 million, or 6.0% of revenue
•Net income per diluted share and non-GAAP net income per diluted share: $1.19
•Operating margin and non-GAAP operating margin: 9.2%
•Non-GAAP EBITDA: $14.6 million, or 10.1% of revenue
•Effective tax rate and non-GAAP effective tax rate: 22.2%
•Utilization: 74%
•Consultant headcount at the end of Q4 of fiscal 2022: 939, which consists of 149 officers, 496 other senior staff and 294 junior staff
•Cash and cash equivalents: $31.4 million at December 31, 2022
•Revolving credit facility borrowing capacity: $195.6 million at December 31, 2022

Fiscal Year 2022 Summary (Fiscal Year ended December 31, 2022)
•Revenue: $590.9 million
•Net income: $43.6 million, or 7.4% of revenue; non-GAAP net income: $43.8 million, or 7.4% of revenue
•Net income per diluted share: $5.91; non-GAAP net income per diluted share: $5.94
•Operating margin: 9.9%; non-GAAP operating margin: 10.0%
•Non-GAAP EBITDA: $72.9 million, or 12.3% of revenue
•Effective tax rate and non-GAAP effective tax rate: 25.8%
•Utilization: 75%

Revenue
For Q4 of fiscal 2022, revenue was $145.0 million, compared with $134.8 million for Q4 of fiscal 2021.
For the full year fiscal 2022, revenue was $590.9 million, compared with $565.9 million for the full year fiscal 2021.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Officers	149	146	145	146	140
Other Senior Staff	496	481	475	505	477
Junior Staff	294	284	243	227	244
Total	939	911	863	878	861
Utilization
For Q4 of fiscal 2022, company-wide utilization was 74%, compared with 72% for Q4 fiscal 2021.
For the full year fiscal 2022, company-wide utilization was 75%, compared with 74% for the full year fiscal 2021.
Client Reimbursables
For Q4 of fiscal 2022, client reimbursables were $15.7 million, or 10.8% of revenue, compared with $15.2 million, or 11.2% of revenue, for Q4 of fiscal 2021.
For the full year fiscal 2022, client reimbursables were $63.3 million, or 10.7% of revenue, compared with $64.5 million, or 11.4% of revenue, for the full year fiscal 2021.
Contingent Liability
CRA recorded a contingent consideration obligation during Q4 of fiscal 2022 of $1.1 million. A change in the value of the contingent liability is recorded as an adjustment to cost of services (exclusive of depreciation and amortization) in the period reported.
Selling, General and Administrative (SG&A) Expenses
For Q4 of fiscal 2022, SG&A expenses were $28.1 million, or 19.4% of revenue, compared with $25.6 million, or 19.0% of revenue, for Q4 of fiscal 2021. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.6% of revenue for Q4 of fiscal 2022, compared with 2.9% in Q4 of fiscal 2021. Excluding these commissions, SG&A expenses were 16.7% of revenue for Q4 of fiscal 2022, compared with 16.1% in Q4 of fiscal 2021.

	Fiscal Quarter Ended
$ in 000’s	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
SG&A expenses	$28,060	19.4%	$25,633	19.0%
Less: commissions to non-employee experts	3,809	2.6%	3,880	2.9%
SG&A expenses excluding commissions	$24,251	16.7%	$21,753	16.1%
For the full year fiscal 2022, SG&A expenses were $110.1 million, or 18.6% of revenue, compared with $97.4 million, or 17.2% of revenue, for the full year fiscal 2021. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 3.1% of revenue for fiscal year 2022, compared with 3.0% in fiscal year 2021. Excluding these commissions, SG&A expenses were 15.5% of revenue for the full year fiscal 2022, compared with 14.2% for the full year fiscal 2021.

	Fiscal Year Ended
$ in 000’s	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
SG&A expenses	$110,087	18.6%	$97,372	17.2%
Less: commissions to non-employee experts	18,295	3.1%	16,803	3.0%
SG&A expenses excluding commissions	$91,792	15.5%	$80,569	14.2%
Depreciation & Amortization
For Q4 of fiscal 2022, depreciation and amortization expenses amounted to $2.9 million, or 2.0% of revenue, compared with $3.1 million, or 2.3% of revenue, for Q4 of fiscal 2021.
For the full year fiscal 2022, depreciation and amortization expenses amounted to $12.0 million, or 2.0% of revenue, compared with $12.8 million, or 2.3% of revenue, for the full year fiscal 2021.
Forgivable Loan Amortization
For Q4 of fiscal 2022, forgivable loan amortization was $9.3 million, or 6.4% of revenue, compared with $8.5 million, or 6.3% of revenue, for Q4 of fiscal 2021.

For the full year fiscal 2022, forgivable loan amortization was $34.9 million, or 5.9% of revenue, compared with $32.8 million, or 5.8% of revenue, for the full year fiscal 2021.
Share-Based Compensation Expense
For Q4 of fiscal 2022, share-based compensation expense was approximately $1.2 million, or 0.8% of revenue, compared with $1.3 million, or 0.9% of revenue, for Q4 of fiscal 2021.
For the full year fiscal 2022, share-based compensation expense was approximately $4.8 million, or 0.8% of revenue, compared with $4.1 million, or 0.7% of revenue, for the full year fiscal 2021.
Operating Income
For Q4 of fiscal 2022, operating income was $13.3 million, or 9.2% of revenue, compared with operating income of $12.4 million, or 9.2% of revenue, for Q4 of fiscal 2021. Non-GAAP operating income was $13.4 million, or 9.2% of revenue, for Q4 of fiscal 2022, compared with $12.4 million, or 9.2% of revenue, for Q4 of fiscal 2021.

	Fiscal Quarter Ended
$ in 000’s	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Income from operations	$13,302	9.2%	$12,364	9.2%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Acquisition-related costs	69	—%	—	—%
Non-GAAP income from operations	$13,371	9.2%	$12,364	9.2%
For the full year fiscal 2022, operating income was $58.7 million, or 9.9% of revenue, compared with operating income of $55.7 million, or 9.8% of revenue, for the full year fiscal 2021. Non-GAAP operating income was $59.0 million, or 10.0% of revenue, for the full year fiscal 2022, compared with $56.1 million, or 9.9% of revenue, for the full year fiscal 2021.

	Fiscal Year Ended
$ in 000’s	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Income from operations	$58,737	9.9%	$55,739	9.8%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	—	—%	380	0.1%
Acquisition-related costs	302	0.1%	—	—%
Non-GAAP income from operations	$59,039	10.0%	$56,119	9.9%
Interest Income (Expense), net
For Q4 of fiscal 2022, net interest expense was $0.5 million, or 0.3% of revenue, compared with net interest expense of $0.2 million, or 0.1% of revenue, for Q4 of fiscal 2021.
For the full year fiscal 2022, net interest expense was $1.8 million, or 0.3% of revenue, compared with net interest expense of $1.0 million, or 0.2% of revenue, for the full year fiscal 2021.
Foreign Currency Gains (Losses), net
For Q4 of fiscal 2022, net foreign currency losses were $1.7 million, or 1.2% of revenue, compared with net foreign currency losses, of $0.2 million, or 0.2% of revenue, for Q4 of fiscal 2021.
For the full year fiscal 2022, net foreign currency gains were $1.9 million, or 0.3% of revenue, compared with net foreign currency losses of $0.5 million, or 0.1% of revenue, for the full year fiscal 2021.
Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		Non-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Tax Provision	$2,468	$3,277	$2,486	$3,277
Effective Tax Rate	22.2%	27.4%	22.2%	27.4%

	GAAP		Non-GAAP
	Fiscal Year Ended		Fiscal Year Ended
$ in 000’s	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Tax Provision	$15,181	$12,596	$15,261	$12,699
Effective Tax Rate	25.8%	23.2%	25.8%	23.2%

	Fiscal Quarter Ended
$ in 000’s	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Income before provision for income taxes	$11,141	7.7%	$11,944	8.9%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Acquisition-related costs	69	—%	—	—%
Non-GAAP income before provision for income taxes	$11,210	7.7%	$11,944	8.9%

GAAP provision for income taxes	$2,468		$3,277
Tax effect on non-GAAP adjustments	18		—
Non-GAAP provision for income taxes	$2,486		$3,277

	Fiscal Year Ended
$ in 000’s	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Income before provision for income taxes	$58,800	10.0%	$54,275	9.6%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	—	—%	380	0.1%
Acquisition-related costs	302	0.1%	—	—%
Non-GAAP income before provision for income taxes	$59,102	10.0%	$54,655	9.7%

GAAP provision for income taxes	$15,181		$12,596
Tax effect on non-GAAP adjustments	80		103
Non-GAAP provision for income taxes	$15,261		$12,699
Net Income
For Q4 of fiscal 2022, net income was $8.7 million, or 6.0% of revenue, or $1.19 per diluted share, compared with net income of $8.7 million, or 6.4% of revenue, or $1.14 per diluted share, for Q4 of fiscal 2021. Non-GAAP net income for Q4 of fiscal 2022 was $8.7 million, or 6.0% of revenue, or $1.19 per diluted share, compared with $8.7 million, or 6.4% of revenue, or $1.14 per diluted share, for Q4 of fiscal 2021.
For the full year fiscal 2022, net income was $43.6 million, or 7.4% of revenue, or $5.91 per diluted share, compared with net income of $41.7 million, or 7.4% of revenue, or $5.45 per diluted share, for the full year fiscal 2021. Non-GAAP net income for the full year fiscal 2022 was $43.8 million, or 7.4% of revenue, or $5.94 per diluted share, compared with $42.0 million, or 7.4% of revenue, or $5.49 per diluted share, for the full year fiscal 2021.
Non-GAAP EBITDA
For Q4 of fiscal 2022, non-GAAP EBITDA was $14.6 million, or 10.1% of revenue, compared with $15.2 million, or 11.3% of revenue, for Q4 of fiscal 2021.
For the full year fiscal 2022, non-GAAP EBITDA was $72.9 million, or 12.3% of revenue, compared with $68.4 million, or 12.1% of revenue, for the full year fiscal 2021.

Constant Currency Basis
For Q4 of fiscal 2022, revenue was $145.0 million, and net income was $8.7 million, or 6.0% of revenue, or $1.19 per diluted share. On a constant currency basis relative to Q4 of fiscal 2021, Q4 of fiscal 2022 revenue would have been higher by $4.4 million to $149.4 million; GAAP net income would have increased by $0.8 million to $9.5 million, or 6.4% of revenue; and earnings per diluted share would have increased by $0.11 to $1.30 per diluted share.
For Q4 of fiscal 2022, revenue was $145.0 million and non-GAAP net income was $8.7 million, or 6.0% of revenue, or $1.19 per diluted share. On a constant currency basis relative to Q4 of fiscal 2021, Q4 of fiscal 2022 revenue would have been higher by $4.4 million to $149.4 million, non-GAAP net income would have increased by $0.9 million to $9.6 million, or 6.4% of revenue; non-GAAP earnings per diluted share would have increased by $0.12 to $1.31 per diluted share; and non-GAAP EBITDA would have increased by $1.1 million to $15.7 million, or 10.5% of revenue.
Full year fiscal 2022, revenue was $590.9 million, and net income was $43.6 million, or 7.4% of revenue, or $5.91 per diluted share. On a constant currency basis relative to full year fiscal 2021, full year fiscal 2022 revenue would have been higher by $12.6 million to $603.5 million; GAAP net income would have increased by $1.9 million to $45.5 million, or 7.5% of revenue; and earnings per diluted share would have increased by $0.25 to $6.16 per diluted share.
Full year fiscal 2022, revenue was $590.9 million and non-GAAP net income was $43.8 million, or 7.4% of revenue, or $5.94 per diluted share. On a constant currency basis relative to full year fiscal 2021, full year fiscal 2022 revenue would have been higher by $12.6 million to $603.5 million; non-GAAP net income would have increased by $1.9 million to $45.7 million, or 7.6% of revenue; non-GAAP earnings per diluted share would have increased by $0.25 to $6.19 per diluted share; and non-GAAP EBITDA would have increased by $2.4 million to $75.3 million, or 12.5% of revenue.
A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.
Key Balance Sheet Metrics
Billed and unbilled receivables at December 31, 2022 were $195.0 million, compared with $162.1 million at January 1, 2022. Current liabilities at December 31, 2022 were $217.1 million, compared with $213.1 million at January 1, 2022.
Total Days Sales Outstanding, or DSO, for Q4 of fiscal 2022 was 114 days, consisting of 82 days of billed and 32 days of unbilled. This compares with 101 days reported for Q4 of fiscal 2021, consisting of 70 days of billed and 31 days of unbilled.
Cash and Cash Flow
Cash and cash equivalents were $31.4 million at December 31, 2022, compared with $66.1 million at January 1, 2022.
Net cash provided by operating activities for Q4 of fiscal 2022 was $60.1 million, compared with net cash provided by operating activities of $61.8 million for Q4 of fiscal 2021. For the full year fiscal 2022, net cash provided by operating activities was $25.1 million, compared with $75.7 million for the full year 2021.
As of December 31, 2022, and January 1, 2022, there were no outstanding borrowings under CRA’s revolving credit facility.
Capital expenditures totaled $0.8 million for Q4 of fiscal 2022, compared with $0.9 million for Q4 of fiscal 2021. Capital expenditures totaled $3.8 million during full year fiscal 2022, compared with $2.6 million during full year fiscal 2021.
During the full year fiscal 2022, approximately 320,000 shares of common stock were repurchased for $27.6 million, compared with the full year fiscal 2021 when approximately 609,000 shares of common stock repurchased for $45.0 million, including transaction costs.
A quarterly cash dividend of $0.36 per common share, for total dividends and dividend equivalents of $2.7 million was paid in Q4 of fiscal 2022, compared with a quarterly cash dividend of $0.31 per common share, for total dividends and dividend equivalents of $2.4 million paid in Q4 of fiscal 2021. During the full year fiscal 2022, $9.6 million of dividends and dividend equivalents were paid, compared with $8.3 million paid during the full year fiscal 2021.
GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the fourth quarters and the years ended December 31, 2022 and January 1, 2022 from its audited financial statements appearing on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 2, 2023. The condensed consolidated statement of cash flow data for the first, second and third quarters of fiscal years 2022 and 2021 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters, as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended December 31, 2022 and January 1, 2022, and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2022	2022	2022	2022	2022
Net cash provided by (used in) operating activities	$25,121	$60,136	$43,797	$(16,974)	$(61,838)
Net cash used in investing activities	(18,165)	(4,981)	(932)	(267)	(11,985)
Net cash provided by (used in) financing activities	(38,952)	(48,212)	(32,840)	(10,011)	52,111
Effect of foreign exchange rates on cash and cash equivalents	(2,687)	411	(1,553)	(829)	(716)
Net increase (decrease) in cash and cash equivalents	$(34,683)	$7,354	$8,472	$(28,081)	$(22,428)
Cash and cash equivalents at beginning of period	66,130	24,093	15,621	43,702	66,130
Cash and cash equivalents at end of period	$31,447	$31,447	$24,093	$15,621	$43,702

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2021	2021	2021	2021	2021
Net cash provided by (used in) operating activities	$75,698	$61,795	$50,126	$3,625	$(39,848)
Net cash used in investing activities	(2,623)	(893)	(560)	(478)	(692)
Net cash provided by (used in) financing activities	(51,993)	(14,173)	(43,428)	(20,857)	26,465
Effect of foreign exchange rates on cash and cash equivalents	(629)	(264)	(450)	58	27
Net increase (decrease) in cash and cash equivalents	$20,453	$46,465	$5,688	$(17,652)	$(14,048)
Cash and cash equivalents at beginning of period	45,677	19,665	13,977	31,629	45,677
Cash and cash equivalents at end of period	$66,130	$66,130	$19,665	$13,977	$31,629

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring items.

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2022	2022	2022	2022	2022
GAAP net cash provided by (used in) operating activities	$25,121	$60,136	$43,797	$(16,974)	$(61,838)
Forgivable loan advances	34,984	9,517	3,313	13,354	8,800
Forgivable loan repayments	(25)	—	—	(25)	—
Other non-recurring cash items (1)	302	69	30	92	111
Adjusted net cash flows from operations	$60,382	$69,722	$47,140	$(3,553)	$(52,927)

Net revenue	$590,901	$144,976	$148,441	$149,102	$148,382

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	4.3%	41.5%	29.5%	(11.4)%	(41.7)%
Adjusted net cash flows from operations as a percentage of net revenue	10.2%	48.1%	31.8%	(2.4)%	(35.7)%

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2021	2021	2021	2021	2021
GAAP net cash provided by (used in) operating activities	$75,698	$61,795	$50,126	$3,625	$(39,848)
Forgivable loan advances	14,528	4,893	5,105	2,380	2,150
Forgivable loan repayments	(69)	(69)	—	—	—
Other non-recurring cash items (1)	10,393	—	—	—	10,393
Adjusted net cash flows from operations	$100,550	$66,619	$55,231	$6,005	$(27,305)

Net revenue	$565,933	$134,766	$136,412	$148,237	$146,518

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	13.4%	45.9%	36.7%	2.4%	(27.2)%
Adjusted net cash flows from operations as a percentage of net revenue	17.8%	49.4%	40.5%	4.1%	(18.6)%
(1) Other non-recurring cash items includes acquisition-related costs in Q1, Q2, Q3 and Q4 of fiscal 2022 and a portion of the cash paid to settle a contingent consideration obligation in Q1 of fiscal 2021.

NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes, SG&A expenses excluding commissions and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. Non-GAAP net income, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 31, 2022 COMPARED TO JANUARY 1, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Revenues	$144,976	100.0%	$134,766	100.0%	$590,901	100.0%	$565,933	100.0%
Cost of services (exclusive of depreciation and amortization)	100,678	69.4%	93,658	69.5%	410,081	69.4%	400,054	70.7%
Selling, general and administrative expenses	28,060	19.4%	25,633	19.0%	110,087	18.6%	97,372	17.2%
Depreciation and amortization	2,936	2.0%	3,111	2.3%	11,996	2.0%	12,768	2.3%
Income from operations	13,302	9.2%	12,364	9.2%	58,737	9.9%	55,739	9.8%

Interest expense, net	(484)	-0.3%	(179)	-0.1%	(1,826)	-0.3%	(970)	-0.2%
Foreign currency gains (losses), net	(1,677)	-1.2%	(241)	-0.2%	1,889	0.3%	(494)	-0.1%
Income before provision for income taxes	11,141	7.7%	11,944	8.9%	58,800	10.0%	54,275	9.6%
Provision for income taxes	2,468	1.7%	3,277	2.4%	15,181	2.6%	12,596	2.2%
Net income	$8,673	6.0%	$8,667	6.4%	$43,619	7.4%	$41,679	7.4%

Net income per share:
Basic	$1.21		$1.17		$6.02		$5.59
Diluted	$1.19		$1.14		$5.91		$5.45

Weighted average number of shares outstanding:
Basic	7,129		7,373		7,218		7,423
Diluted	7,293		7,555		7,355		7,621

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 31, 2022 COMPARED TO JANUARY 1, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Revenues	$144,976	100.0%	$134,766	100.0%	$590,901	100.0%	$565,933	100.0%

Net income	$8,673	6.0%	$8,667	6.4%	$43,619	7.4%	$41,679	7.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	69	—%	—	—%	302	0.1%	—	—%
Tax effect on adjustments	(18)	—%	—	—%	(80)	—%	(103)	—%
Non-GAAP net income	$8,724	6.0%	$8,667	6.4%	$43,841	7.4%	$41,956	7.4%

Non-GAAP net income per share:
Basic	$1.22		$1.17		$6.05		$5.63
Diluted	$1.19		$1.14		$5.94		$5.49

Weighted average number of shares outstanding:
Basic	7,129		7,373		7,218		7,423
Diluted	7,293		7,555		7,355		7,621

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 31, 2022 COMPARED TO JANUARY 1, 2022
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Revenues	$144,976	100.0%	$134,766	100.0%	$590,901	100.0%	$565,933	100.0%

Net income	$8,673	6.0%	$8,667	6.4%	$43,619	7.4%	$41,679	7.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	69	—%	—	—%	302	0.1%	—	—%
Tax effect on adjustments	(18)	—%	—	—%	(80)	—%	(103)	—%
Non-GAAP net income	$8,724	6.0%	$8,667	6.4%	$43,841	7.4%	$41,956	7.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	484	0.3%	179	0.1%	1,826	0.3%	970	0.2%
Provision for income taxes	2,486	1.7%	3,277	2.4%	15,261	2.6%	12,699	2.2%
Depreciation and amortization	2,936	2.0%	3,111	2.3%	11,996	2.0%	12,768	2.3%
Non-GAAP EBITDA	$14,630	10.1%	$15,234	11.3%	$72,924	12.3%	$68,393	12.1%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31, 2022	January 1, 2022
Assets
Cash and cash equivalents	$31,447	$66,130
Accounts receivable and unbilled services, net	194,987	162,057
Other current assets	22,426	21,160
Total current assets	248,860	249,347

Property and equipment, net	45,582	53,612
Goodwill and intangible assets, net	101,510	93,117
Right-of-use assets	96,725	110,475
Other assets	58,240	48,809
Total assets	$550,917	$555,360

Liabilities and Shareholders’ Equity
Accounts payable	$27,584	$23,511
Accrued expenses	155,864	156,314
Current portion of lease liabilities	15,972	14,337
Other current liabilities	17,705	18,924
Total current liabilities	217,125	213,086
Non-current portion of lease liabilities	106,008	124,464
Other non-current liabilities	16,630	11,976
Total liabilities	339,763	349,526

Total shareholders’ equity	211,154	205,834
Total liabilities and shareholders’ equity	$550,917	$555,360

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended
	December 31, 2022	January 1, 2022
Operating activities:
Net income	$43,619	$41,679
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	30,490	30,044
Accounts receivable and unbilled services	(30,311)	(10,452)
Working capital items, net	(18,677)	14,427
Net cash provided by operating activities	25,121	75,698

Investing activities:
Purchases of property and equipment	(3,813)	(2,623)
Consideration paid for acquisitions, net	(14,352)	—
Net cash used in investing activities	(18,165)	(2,623)

Financing activities:
Issuance of common stock, principally stock options exercises	1,411	5,157
Borrowings under revolving line of credit	126,000	74,000
Repayments under revolving line of credit	(126,000)	(74,000)
Payments for debt issuance costs	(1,008)	—
Tax withholding payments reimbursed by shares	(2,145)	(1,528)
Cash paid for contingent consideration	—	(2,357)
Cash dividends paid	(9,580)	(8,289)
Repurchase of common stock	(27,630)	(44,976)
Net cash used in financing activities	(38,952)	(51,993)

Effect of foreign exchange rates on cash and cash equivalents	(2,687)	(629)

Net increase (decrease) in cash and cash equivalents	(34,683)	20,453
Cash and cash equivalents at beginning of period	66,130	45,677
Cash and cash equivalents at end of period	$31,447	$66,130

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(268)	$8
Right-of-use assets obtained in exchange for lease obligations	$2,436	$1,751
Restricted common stock issued for contingent consideration	$—	$2,250
Supplemental cash flow information:
Cash paid for taxes	$15,646	$14,953
Cash paid for interest	$1,579	$727
Cash paid for amounts included in operating lease liabilities	$21,306	$20,823